Exhibit 99.1

4800 Montgomery Lane Suite 800 Bethesda, MD 20814	t (240) 497-9024 f (240) 627-4121	www.nwbio.com NASDAQ: NWBO

NW Bio Announces Regulation D Offering for Accredited Investors

Financing Responds to Shareholder Requests

Following Recent Series A Preferred Stock Financing

BETHESDA, Md., December 19, 2017 - Northwest Biotherapeutics (OTCQB: NWBO) -- (NW Bio), a biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, today announced that it is commencing a general solicitation Regulation D offering to accredited investors. The Offering will remain open for execution of subscription agreements until 5:30 pm EST on Wednesday, December 27, 2017, and the closing is expected to take place on Friday, December 29, 2017.

This Offering responds to repeated shareholder requests for an opportunity to participate in the Company’s financings on similar terms as the institutional investors and others in those financings. The Company has again been receiving such requests following the recent Series A Preferred Stock financing. The new offering is expected to involve both existing and new investors, targeting those who did not have the opportunity to participate in earlier rounds, with emphasis on long-term holders. The money raised in the new round will further strengthen the Company’s balance sheet going into the new year.

This Offering will be in the form of Series B Preferred Stock convertible into the Company’s common stock, and warrants exercisable for common stock. The terms of the Series B Preferred Stock will be substantially similar to the Series A Preferred Stock and Warrants, except for the offering price per share and warrant exercise price, which have been adjusted to reflect current market conditions, and except that the Series B Preferred Stock will be unregistered, as is required for a Regulation D offering involving general solicitation pursuant to Rule 506(c) under the Securities Act of 1933, as amended (the “Securities Act”).

Each share of Series B Preferred Stock will be convertible into 10 shares of common stock (when common shares are available), as the Series A Preferred Stock also is. The Series B shares will be priced at $2.30 per share, converting to common stock at $0.23 per share.

The purchasers of Series B Preferred will also receive warrants for a number of common shares equal to the number of Series B conversion shares. Similarly, the purchasers of Series A Preferred received warrants for a number of common shares equal to the number of Series A conversion shares. The Series B related warrants will be exercisable at $0.30 per share. The Series B related warrants will have an exercise period of 2 years from the date they become exercisable, the same as the Series A related warrants.

The Series B Preferred will not be registered under the Securities Act and can only be purchased in the Offering by persons who qualify as “accredited investors” under Regulation D. The Series B Preferred may become tradable after 6 months under Rule 144. Although the Series A Preferred was registered under the Securities Act, it, like the Series B Preferred, is subject to certain other restrictions on transfer and conversion, as a result of which the Series A Preferred cannot be transferred until after a shareholder vote takes place to increase the Company’s authorized shares or after 6 months following issuance and may not be converted into common stock unless the Company has sufficient authorized and available shares of common stock to satisfy the conversion.

The Series B Preferred will carry no dividends, the same as the Series A Preferred, and will have a liquidation preference similar to the Series A Preferred, under which the holder may receive either the return of the applicable price paid per share or the amount that the holder would have received if they had converted to common stock immediately prior to the liquidation event.

The Series B Preferred will be subject to the same voting agreement as the Series A Preferred, under which the holders will agree to vote in support of an increase in the authorized shares of the Company.

The minimum subscription amount for the Series B Preferred will be $10,000. There is no minimum aggregate amount for this Offering. The maximum aggregate amount of this Offering is anticipated to be approximately 5.5 million shares of Series B Preferred. However, the Company reserves the right to sell more or less shares in the Offering or otherwise. In addition, the Company reserves the right to cancel or modify this Offering at any time, to reject subscriptions for Series B Preferred in whole or in part (due to questions about accredited investor status or otherwise), and/or to waive conditions to the purchase of the Series B Preferred. Subscription payments will be collected and held by an Escrow Agent until the closing. In the event that a subscription is rejected, the subscription payment will be promptly returned by the Escrow Agent.

An Information Agent (Okapi Partners LLC) will be available to provide information about this Offering. To reach Okapi, banks and brokerage firms, please call (212) 297-0720, stockholders and all others please call (877) 566-1922, or email Okapi at NWBOoffer@okapipartners.com, to receive a Confidential Offering Memorandum, Subscription Agreement, and the forms of the Warrant, Voting Agreement and Certificate of Designations for the Series B Preferred, and other relevant documents, as well as administrative and procedural information relating to the requirements for validation of “accredited investor” status. Okapi will have a phone bank of informed professionals ready to walk you through the process and answer questions about it.

Our Subscription Agent, Computershare Trust Company, N.A. (“Computershare”), will be available to receive executed subscription agreements, documents validating an investor’s “accredited investor” status and other transaction documents. The Subscription Agent will also receive and hold all of the investor payments prior to the closing. You may contact Computershare by phone at 800-546-5141.

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing personalized immunotherapy products designed to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the North America and Europe.  The Company has a broad platform technology for DCVax® dendritic cell-based vaccines.  The Company’s lead program is a 331-patient Phase III trial in newly diagnosed Glioblastoma multiforme (GBM). GBM is the most aggressive and lethal form of brain cancer, and is an “orphan disease.”  The Company is also pursuing a Phase I/II trial with DCVax-Direct for all types of inoperable solid tumor cancers.  It has completed the 40-patient Phase I portion of the trial, and is preparing for the Phase II portion.  The Company previously conducted a Phase I/II trial with DCVax-L for metastatic ovarian cancer together with the University of Pennsylvania.

Disclaimer

The Series B Preferred Stock and Warrants will be offered only to “accredited investors” in reliance on the exemption from registration set forth in Rule 506(c) under the Securities Act. The Series B Preferred Stock and Warrants, and the common stock into which the Series B Preferred Stock will be convertible and with respect to which the Warrants will be exercisable, have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of the Series B Preferred Stock in any jurisdiction in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients using DCVax and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “believe,” “intend,” “design,” “plan,” “continue,” “may,” “will,” “anticipate,” and similar expressions are intended to identify forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement.  Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, uncertainties about the clinical trials process, uncertainties about the timely performance of third parties, risks related to whether the Company’s products will demonstrate safety and efficacy, risks related to the Company’s ongoing ability to raise additional capital, and other risks included in the Company’s Securities and Exchange Commission (“SEC”) filings.  Additional information on the foregoing risk factors and other factors, including Risk Factors, which could affect the Company’s results, is included in its SEC filings.  Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement.  You should not place undue reliance on any forward-looking statements.  The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

CONTACT

Les Goldman

202-841-7909   lgoldman@nwbio.com